LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Randall G.

Hoffman, hereby appoints each of Stephen D. Lupton and Lynnette D.

Schoenfeld to be the undersigned's true and lawful attorney, for them,
and
in their names, place and stead to execute, acknowledge, deliver and file
Forms 3, 4, and 5 (including amendments thereto) with respect to securities
of AGCO Corporation (the "Company"), required to be filed with the
Securities and Exchange Commission, national securities exchanges and the
Company pursuant to Section 16(a) of the Securities Exchange Act of
1934
and the rules and regulations thereunder, granting to each of Stephen D.
Lupton and Lynnette D. Schoenfeld full power and authority to perform all acts necessary to the completion of such purposes.


The undersigned
agrees that each of the attorneys-in-fact herein, Stephen
D. Lupton and
Lynnette D. Schoenfeld, may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each attorney-in-fact against any losses, claims, damages, or liabilities (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to each attorney-in-fact for purposes of executing, acknowledging, delivering, or filing Forms 3, 4, or 5 (including amendments thereto) and agrees to reimburse the Company and each attorney-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability, or action.


	   The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

	   The undersigned agrees and represents to those dealing with its attorneys-in-fact herein, Stephen D. Lupton and Lynnette
D.
Schoenfeld, that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to either such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

	   WITNESS THE EXECUTION HEREOF this 11th day of
March, 2004

										Signed
										Randall G. Hoffman